SUB ITEM 77H


As of April 30, 2008, the following person or entity now owns more than 25% of a funds voting security:



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Person/Entity                          Fund                         Percentage
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Stateplace
Massachusetts
Financial Services          MFS Diversified Target
                                 Return Fund                           54.1%
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